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                                                                    Exhibit 23.1

                       [LETTERHEAD OF COZEN AND O'CONNOR]



                                 June 30, 2000

South Jersey Gas Company
One South Jersey Plaza
Route 54
Folsom, New Jersey  08037


Ladies and Gentlemen:

     We hereby consent to the reference to our firm under the caption "Experts" in the Pricing Supplement dated June 30, 2000, relating to $10,000,000 aggregate principal amount of Secured Medium Term Notes, Series A 2000-1 due August 1, 2018, which forms a part of the Registration Statement on Form S-3 (File No. 333-62019) of South Jersey Gas Company (the "Company")and to the filing hereof with the Securities and Exchange Commission as an exhibit to the Company's Current Report on Form 8-K dated June 30, 2000.

                                Very truly yours,


                                /s/ Cozen and O'Connor